UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2018

INTERSECTIONS INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50580	54-1956515
(Commission File Number)	(IRS Employer Identification No.)

3901 Stonecroft Boulevard
Chantilly, Virginia 20151
(Address of Principal Executive Offices) (Zip Code)

(703) 488-6100
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in  Rule 405 of the Securities Act of 1933 (Sec.230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Sec.240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

On June 27, 2018, Intersections Inc. (the “Company”) entered into promissory notes (the “Bridge Notes”) to borrow a total of $3.0 million from Loeb Holding Corporation ($2.0 million) and David A. McGough ($1.0 million). The Bridge Notes provide (a) for a maturity date of June 30, 2019, (b) for an interest rate equivalent to the interest rate pursuant to that certain Credit Agreement dated as of April 20, 2017 (as amended) (the “Credit Agreement”) among Intersections Inc., the Other Credit Parties party thereto, and PEAK6 Investments, L.P., and (c) that the Company or the holder may convert or exchange the principal and interest of such Bridge Note into securities to be sold by the Company in a “qualified financing” (an offering of debt and/or equity securities with net proceeds of at least $10 million (inclusive of the Bridge Notes) to the Company) .  All of the obligations of the Company under the Bridge Notes are subordinated to the extent provided for in the subordination agreements dated as of June 27, 2018 (the “Subordination Agreements”) among the Borrower, the Lender and Peak6 Strategic Capital LLC.  The net proceeds of the Note shall be used by the Company to make required prepayments under the Credit Agreement.

Loeb Holding Corporation beneficially owns 9,743,640 shares, or approximately 40%, of the Company’s outstanding shares of Common Stock and is the Company’s largest stockholder.  Thomas L. Kempner, one of the Company’s directors, is the Chairman and Chief Executive Officer and the beneficial owner of a majority of the voting stock of Loeb Holding Corporation. Bruce L. Lev, one of the Company’s directors, is a Managing Director of Loeb Holding Corporation.  David A. McGough is a director of the Company and beneficially owns 725,038 shares, or approximately 3% of the Company’s outstanding shares of Common stock.

The transaction was negotiated and approved by the Audit Committee of the Board of Directors.

The foregoing descriptions of the Bridge Notes and the Subordination Agreements do not purport to be complete and are qualified in their entirety by reference to the Notes and Subordination Agreements (the Transaction Documents), copies of which are filed as Exhibits 10.1, 10.2, 10.3 and 10.4 to this Form 8-K and are incorporated herein by reference. Such agreements and instruments are not intended to provide any other factual information about the Company. The Transaction Documents contain certain representations and warranties. Investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts because they are made only as of the respective dates of such documents. In addition, information concerning the subject matter of the representations and warranties may change after the respective dates of such documents, and such subsequent information may not be fully reflected in the Company’s public disclosures.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 7.01.	Regulation FD Disclosure

The Company is continuing its process to refinance the Credit Agreement, which could include equity and debt financings. The objectives of the refinancing are to provide additional liquidity to the Company, reduce interest expense and increase the Company’s financial flexibility. The consummation and actual terms of any refinancing transaction are subject to a number of factors, including market conditions, negotiation and execution of definitive agreements and satisfaction of customary closing conditions. There can be no assurance that the Company will be able to consummate the refinancing transaction on favorable terms or at all. If capital is raised through the issuance of equity or equity-like securities, existing stockholders could suffer significant dilution, and if the Company  raises capital through the issuance of debt securities or other borrowings, such securities or borrowings could have rights senior to the Company’s  common stock, could result in increased interest expense and other costs, and could contain additional covenants that could restrict operations and other activities.

Cautionary Note Regarding Forward-Looking Statements:

Statements in this Current Report on Form 8-K relating to future plans, results, performance, expectations, achievements and the like are considered “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “should,” “can have,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. Those forward-looking statements involve known and unknown risks and uncertainties and are subject to change based on various factors and uncertainties that may cause actual results to differ materially from those expressed or implied by those statements, including our ability to obtain debt and/or equity financing to refinance our debt obligations under our term loan, including to make the required minimum monthly payments and at maturity on December 31, 2018; our maintaining compliance with the obligations and covenants under our term loan, including those that could result in acceleration of the maturity of our indebtedness; our ability to maintain sufficient liquidity and produce sufficient cash flow to fund our business and growth strategy; the success of our CEO search; the success of our strategic objectives; our ability to meet the targets disclosed by management with respect to costs and revenue, and that these targets do not represent historical performance, projected results or guidance; our ability to generate revenue from our partner sales strategy and business development pipeline with our distribution partners; the timing and success of new product launches and other growth initiatives, including our Identity Guard® with Watson™ service; the continuing impact of the regulatory environment on our business; the continued dependence on a small number of financial institutions for a majority of our revenue and to service our U.S. financial institution customer base; our ability to execute our strategy and previously announced transformation plan; our incurring additional restructuring charges; our incurring additional charges for non-income business taxes or otherwise, or impairment costs or charges on goodwill and/or other assets; our ability to control costs; our failure to protect private data due to a security breach or other unauthorized access; and the impact of our recent senior management changes. Factors and uncertainties that may cause actual results to differ include but are not limited to the risks disclosed under “Forward-Looking Statements,” “Item 1. Business—Government Regulation,” “Item 1A. Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources” in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and in its recent other filings with the U.S. Securities and Exchange Commission. The Company undertakes no obligation to revise or update any forward-looking statements unless required by applicable law.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Promissory Note issued to Loeb Holding Corporation in the principal amount of $2,000,000

10.2	Promissory Note issued to David A. McGough in the principal amount of $1,000,000

10.3	Subordination Agreement dated as of June 27, 2018 among Intersections Inc., Loeb Holding Corporation and Peak6 Strategic Capital LLC

10.4	Subordination Agreement dated as of June 27, 2018 among Intersections Inc., David A. McGough and Peak6 Strategic Capital LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 27, 2018	INTERSECTIONS INC.

	By:	/s/ Tracy Ward
Name: Tracy Ward
Title: Principal Accounting Officer